VIREXX MEDICAL CORP.

                                                       Computershare
                                        9th Floor, University Avenue
	      	                            Toronto, Ontario M5J 2Y1
					       www.computershare.com



                                        Security Class

                                        Holder Account Number



Form of Proxy - Special Meeting to be held on February 6, 2006


This Form of Proxy is solicited by and on behalf of Management.
Notes to proxy


1. Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments to matters identified in the notice of meeting or other matters that may properly come before the meeting.



Proxies submitted must be received by 2:00 pm, Mountain Time, on February 2, 2006



Appointment of Proxyholder

The undersigned             Enter the name of
Shareholder of ViRexx       the person you
Medical Corp. ("the     OR  are appointing if
Corporation") hereby        this person is
appoints Lorne Tyrell,      someone other
Director and CEO of         than the
the Corporation, of         foregoing.
Edmonton, Alberta, or
failing him, Marc
Canton, President of
the Corporation, of
Edmonton, Alberta



as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of ViRexx Medical Corp. to be held at the Delta Edmonton South Hotel, 4404 Gateway Boulevard, Edmonton, Alberta on February 6, 2006 at 2:00 PM and at any adjournment thereof.
Resolution Management recommends a vote FOR the following resolution. Please read the resolution in full in the accompanying Information Circular.

01 - Private Placement: the        For      Against
issuance of 8,285,453              [  ]       [  ]
securities of the
Corporation, inclusive of
the underlying Shares
issuable upon exercise of
the Warrants and Broker's
Warrants, as part of the
completion of the Private
Placement.








Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.


I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by management. Signature(s)


___________________________          ____________________________
                                     Date




Financial Statements       Interim  Financial     Annual Reports
Request                    Reports

In accordance with         Mark this box if      Mark this box
securities regulations,    you would like to     if you DO NOT
shareholders may elect     receive interim       want to receive
annually to receive        financial reports     the Annual
financial statements,      by mail. You may      Report by mail.
if they so request. If     also register
you wish to receive        online to receive
such mailings, please      financial
mark your selection.       statements at
                           www.computershare
                           .com/ca/mailingli
                           st





If you do not mark the box, or do not return this PROXY or register online, then it will be assumed you do NOT want to receive interim financial statements.